UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2010

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 812-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a letter dated April 27, 2010, Novatel Wireless, Inc. (the “Company”), notified The Nasdaq Stock Market, Inc. (“Nasdaq”), of the resignation of Greg Lorenzetti as a member of the Company’s board of directors. Prior to his resignation, Mr. Lorenzetti had also been a member of the Company’s audit committee. In that letter, the Company also notified Nasdaq that the Company was not in compliance with Nasdaq Rule 5605 because it does not have an audit committee with at least three members.

On May 3, 2010, the Company received a letter from Nasdaq (a copy of which is attached as Exhibit 99.1 to this report) confirming that the Company is no longer in compliance with Nasdaq Listing Rule 5605. The Nasdaq letter further indicates that the Company will have until October 18, 2010 to regain compliance.

At the meeting held on May 6, 2010, the Company’s board of directors appointed Russell Gerns, an existing director, to serve as a member of the Company’s audit committee. On May 7, 2010, the Company received a letter from Nasdaq (a copy of which is attached as Exhibit 99.2 to this report) confirming that the Company has regained compliance with Nasdaq Listing Rule 5605.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1      Letter dated May 3, 2010.

99.2      Letter dated May 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

By:	/s/ CATHERINE F. RATCLIFFE
Catherine F. Ratcliffe
Senior Vice President, Business Affairs, General Counsel and Secretary

Date: May 7, 2010